                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                         PEDIATRIX MEDICAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         PEDIATRIX MEDICAL GROUP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(PEDIATRIX LOGO)
MEDICAL GROUP, INC.
1301 CONCORD TERRACE
SUNRISE, FLORIDA 33323-2825
(954) 384-0175

                                                                  April 15, 2002

Dear Pediatrix Shareholder:

      PROXY STATEMENT FOR PEDIATRIX'S 2002 ANNUAL MEETING OF SHAREHOLDERS

     You are cordially invited to attend the 2002 annual shareholders' meeting of Pediatrix Medical Group, Inc., on Tuesday, May 14, 2002, beginning at 1:00 p.m., local time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323.

     At the 2002 annual meeting, we will ask you to vote on a number of important matters. Please vote on all the matters described in our proxy statement. Your board of directors recommends a vote "FOR" each of the first two proposals listed in the notice on the next page and described in this proxy statement.

     Whether or not you plan to attend in person, it is important that your shares be represented and voted at the annual meeting. After reading our proxy statement, please submit your proxy by using the enclosed proxy card. If you choose to vote this year by proxy card, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Returning a proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

     All shareholders of record on April 2, 2002, are invited and encouraged to attend the annual meeting. This proxy statement is first being mailed to Pediatrix's shareholders on or about April 15, 2002.

     We appreciate your continued support of our company.

                                           Sincerely,

                                           /s/ Roger J. Medel
                                           Roger J. Medel, M.D.
                                           Chairman of the Board
                                           and Chief Executive Officer

                         PEDIATRIX MEDICAL GROUP, INC.

                             ---------------------

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2002

                             ---------------------

To the Shareholders of
Pediatrix Medical Group, Inc.

     NOTICE IS HEREBY GIVEN that the 2002 annual shareholders' meeting of Pediatrix Medical Group, Inc., a Florida corporation ("Pediatrix"), will be held at 1:00 p.m., local time, on May 14, 2002, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, for the following purposes, as more fully described in this proxy statement:

     - to elect Pediatrix's entire board of directors;

     - to approve amendments to Pediatrix's employee stock purchase plans to reduce the maximum number of shares issuable under the qualified stock purchase plan by 250,000 shares and to increase the maximum number of shares issuable under the non-qualified stock purchase plan by an equal amount; and

     - to consider and act upon any other business properly brought before the annual meeting.

     The board of directors of Pediatrix has fixed the close of business on April 2, 2002 as the record date for determining those shareholders entitled to notice of, to attend and to vote at the annual meeting, and any postponement or adjournment thereof.

     This is an important meeting. All shareholders are invited and encouraged to attend the meeting in person. Whether or not you plan to attend, please mark, sign, date and promptly return the enclosed proxy card. Shareholders who return proxy cards prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

                             By Order of the Board of Directors,

                             /s/ Brian T. Gillon
                             Brian T. Gillon
                             Executive Vice President -- Corporate Development, General Counsel and Secretary

Sunrise, Florida
April 15, 2002

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         PEDIATRIX MEDICAL GROUP, INC.

                             ---------------------

     We are furnishing this proxy statement to Pediatrix's shareholders as part of the solicitation of proxies by Pediatrix's board of directors for use at Pediatrix's 2002 annual shareholders' meeting, and at any meeting following postponement or adjournment thereof.

DATE, TIME AND PLACE OF ANNUAL MEETING

     Pediatrix's 2002 annual shareholders' meeting will be held on Tuesday, May 14, 2002, at 1:00 p.m., local time, at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323.

PURPOSE OF THE ANNUAL MEETING

     At the annual meeting, Pediatrix's shareholders will be asked:

     - to elect Pediatrix's entire board of directors;

     - to approve amendments to Pediatrix's employee stock purchase plans to reduce the maximum number of shares issuable under the qualified stock purchase plan by 250,000 shares and to increase the maximum number of shares issuable under the non-qualified stock purchase plan by an equal amount; and

     - to consider and act upon any other business properly brought before the annual meeting.

PEDIATRIX RECORD DATE; SHARES ENTITLED TO VOTE

     Only holders of record of Pediatrix common stock at the close of business on April 2, 2002, the record date, are entitled to notice of, to attend and to vote at the annual meeting. Pediatrix's shareholders will have one vote at the annual meeting for each share of Pediatrix common stock owned on the record date.

     At the close of business on the record date, 25,513,661 shares of Pediatrix common stock were issued and outstanding, which were held by approximately 126 holders of record. The closing sale price of Pediatrix common stock as reported on the New York Stock Exchange on the record date was $41.50 per share.

QUORUM; ABSTENTIONS

     A quorum will be present at the annual meeting if holders of a majority of the issued and outstanding shares of Pediatrix common stock on the record date are represented in person or by proxy at the annual meeting. If a quorum is not present at the annual meeting, Pediatrix expects to postpone or adjourn the meeting to solicit additional proxies.

     Abstentions, including broker non-votes, will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum, but will not be counted for the purposes of determining the number of shares represented and voting with respect to a proposal.

VOTES REQUIRED

     Assuming that a quorum is present at the annual meeting, director nominees receiving the greatest number of affirmative votes from holders of Pediatrix common stock will be elected as directors of Pediatrix and the affirmative vote of a majority of the shares represented and voting at the annual meeting, provided that the total number of votes cast in such proposal represents a majority of the issued and outstanding shares of Pediatrix common stock entitled to vote thereon, is required to approve the amendments to Pediatrix's employee stock purchase plans as described in this proxy statement.

VOTING BY PEDIATRIX'S DIRECTORS AND EXECUTIVE OFFICERS

     Each Pediatrix director and executive officer has indicated a present intention to vote, or cause to be voted, the Pediatrix common stock owned by such director or officer as follows:

     - "FOR" the election of each of the nominees for director named in this proxy statement; and

     - "FOR" the approval of the amendments to the employee stock purchase plans as described in this proxy statement.

VOTING OF PROXIES; BROKER NON-VOTES

     Shareholders may vote without attending the meeting by submitting a proxy. All shares of Pediatrix common stock represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the holders of those shares. Proxies that are properly executed by the record holder but otherwise do not contain voting instructions will be voted as follows:

     - "FOR" the election of each of the nominees for director named in this proxy statement;

     - "FOR" the approval of the amendments to the employee stock purchase plans as described in this proxy statement; and

     - in accordance with the recommendation of Pediatrix's board of directors, "FOR" or "AGAINST" all other matters that may properly come before the annual meeting.

     Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Banks and brokerage firms that hold shares of Pediatrix common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, except in the case of the election of directors. These non-voted shares are referred to as broker non-votes and will be voted as abstentions.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the annual meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with Pediatrix's corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to Pediatrix's corporate secretary bearing a later date or by appearing at the annual meeting and voting in person. Attendance at the annual meeting will not itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Pediatrix will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitations by mail, Pediatrix's directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person. Pediatrix will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Pediatrix common stock held of record by such custodians, nominees and fiduciaries. Pediatrix will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

                       ELECTION OF PEDIATRIX'S DIRECTORS

     Pediatrix's articles of incorporation and bylaws, each as amended and restated, provide that the number of directors constituting Pediatrix's board of directors will be determined from time to time by resolution adopted by Pediatrix's board of directors. Pediatrix's board of directors resolved that the board of directors would have nine members in the upcoming year.

     Eight of Pediatrix's nine incumbent directors have been nominated by Pediatrix's board of directors as directors to be elected at the annual meeting by the holders of Pediatrix common stock. In addition, Dr. Roger K. Freeman has been nominated by Pediatrix's board of directors as a director to be elected at the annual meeting.

     Roger K. Freeman, M.D., 66, is a maternal-fetal medicine physician who, in 1995, founded Perinatal Associates of Southern California, a physician practice group affiliated with Pediatrix since the acquisition of Magella. Dr. Freeman is a graduate of the University of California at San Francisco. He completed his residency in Obstetrics/Gynecology at Harbor General Hospital, and is Board certified in Obstetrics/ Gynecology and Maternal-Fetal Medicine. Dr. Freeman has served on many national and local OB/GYN and perinatal organizations. In September 1999, Dr. Freeman retired from private practice. He is currently a director of the OB/GYN Newborn CareLine at Long Beach Memorial Women's Hospital and serves on the Board of Directors of Long Beach Memorial Medical Center. Dr. Freeman has authored numerous articles and three books.

     Proxies will be voted "FOR" all such nominees absent contrary instructions. Dr. Medel has served as a director since 1979. Mr. Fernandez has served as a director since October 1995. Dr. Cunningham has served as a director since October 1996. Mr. Alvarez has served as a director since March 1997. Dr. Carlo has served as a director since June 1999. Messrs. Bratberg, Carlyle and Dr. Ratner have served as directors since May 2001. See below under "Management" for the biographies of these nominees for director. Mr. Mackesy has declined to stand for re-election and, effective May 15, 2002, will no longer serve as a member of Pediatrix's board of directors.

     Each director elected will serve for a term expiring at Pediatrix's 2003 annual meeting of shareholders, which is expected to be held in May 2003, or until his successor has been duly elected and qualified.

     Pediatrix's board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, proxies will be voted for the remaining nominees and for such other person as may be designated by Pediatrix's board of directors, unless the proxies provide otherwise.

VOTE REQUIRED AND RECOMMENDATION

     If a quorum is present and voting at the annual meeting, the nine nominees receiving the highest number of votes "FOR" election will be elected to the board of directors of Pediatrix.

     PEDIATRIX'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NINE NOMINEES FOR DIRECTOR.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Pediatrix's executive officers and directors are as follows:

NAME                                     AGE           POSITION WITH PEDIATRIX
----                                     ---   ---------------------------------------
Roger J. Medel, M.D....................  55    Chief Executive Officer and
                                               Director
Kristen Bratberg.......................  40    President and Director
Joseph M. Calabro......................  41    Chief Operating Officer
Brian T. Gillon........................  35    Executive Vice President -- Corporate
                                               Development, General Counsel and
                                               Secretary
Karl B. Wagner.........................  36    Chief Financial Officer and Treasurer
Cesar L. Alvarez(1)(2).................  54    Director
Waldemar A. Carlo, M.D.(1)(2)..........  49    Director
John K. Carlyle........................  47    Director
M. Douglas Cunningham, M.D.............  62    Vice President, Special Projects and
                                               Director
Michael B. Fernandez(1)(2).............  49    Director
Ian M. Ratner, M.D.....................  50    Director

---------------

(1) Member of compensation committee.
(2) Member of audit committee.

     Roger J. Medel, M.D. has held the positions of Chief Executive Officer and director of Pediatrix since he founded Pediatrix in 1979 with Dr. Gregory Melnick. Prior to May 2000, Dr. Medel was also President of Pediatrix. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel also holds a Masters Degree in Business Administration from the University of Miami. Dr. Medel served on the boards of directors of Sechrist Industries Inc. and ARC Broward Inc., and currently serves on the board of directors of Physicians Healthcare Plans, Inc.

     Kristen Bratberg joined Pediatrix in November 1995 as Vice President, Business Development. In January 2000 Mr. Bratberg was appointed Executive Vice President, Corporate Development and in May 2000 he was appointed President. Mr. Bratberg has been a director of Pediatrix since May 2001. Prior to joining Pediatrix, Mr. Bratberg was employed by Dean Witter Reynolds Inc. in the Corporate Finance Department from May 1987 to November 1995, most recently as a Senior Vice President specializing in the healthcare industry.

     Joseph M. Calabro joined Pediatrix in January 1996 as Chief Information Officer. In January 2000 Mr. Calabro was appointed Executive Vice President, Management and in May 2000, he was appointed Chief Operating Officer. Prior to joining Pediatrix, Mr. Calabro was employed by Ambulatory Surgery Group of Columbia/HCA as Director of Information Technology from 1994 to January 1996 and in various other operational and technology roles from 1987 to 1994.

     Brian T. Gillon joined Pediatrix in December 1996 as Director, Business Development, served as Vice President, Business Development from January 2000 through December 2000 and was appointed Executive Vice President -- Corporate Development, General Counsel and Secretary in January 2001. In his current position, Mr. Gillon is responsible for Pediatrix's legal affairs and activities related to new business opportunities, including mergers and acquisitions. From June 1996 until joining Pediatrix, Mr. Gillon was an associate in the healthcare group of Smith Barney, Inc.'s Investment Banking Division, and from Septem-ber 1993 until June 1996 Mr. Gillon was an attorney at Dewey Ballantine, specializing in mergers and acquisitions and corporate finance transactions for health care companies.

     Karl B. Wagner joined Pediatrix in May 1997 and was appointed Chief Financial Officer in August 1998. Prior to his appointment, Mr. Wagner served as Controller, and was responsible for all accounting and financial operations, including SEC reporting. Prior to joining Pediatrix, Mr. Wagner was Chief Financial Officer for the East Region of Columbia/HCA's Ambulatory Surgery Division from January 1995 until 1997. From July 1993 through January 1995, Mr. Wagner was Assistant Controller of Medical Care International, Inc., a subsidiary of Medical Care America, Inc.

     Cesar L. Alvarez was appointed as a director in March 1997. Mr. Alvarez has served since 1997 as the President and Chief Executive Officer of the law firm of Greenberg Traurig, L.L.P. Mr. Alvarez also serves as a director of Atlantis Plastics, Inc., Texpack, N.V., Watsco, Inc. and The Knight Foundation.

     Waldemar A. Carlo, M.D. was appointed as a director in June 1999. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama at Birmingham Medical School since 1991. Dr. Carlo has also served as Director of Newborn Nurseries at the University of Alabama Medical Center and the Children's Hospital of Alabama since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has also received numerous research awards and grants and has lectured extensively, both nationally and internationally.

     John K. Carlyle was appointed by the board of directors as a director in May 2001. Mr. Carlyle served as Chief Executive Officer of Magella Healthcare Corporation from 1998 through May 2001. From 1990 through 1997 he served as President, Chief Executive Officer and Chairman of Concentra Managed Care, Inc. (formerly OccuSystems, Inc.), a healthcare services and cost containment company in the area of workers' compensation and occupational health care. From 1985 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, the nation's largest operator of outpatient surgery centers. He currently serves on the board of directors of Odyssey Healthcare, Inc., Concentra, Inc., and Heritage Healthcare System, Inc. Mr. Carlyle is a certified public accountant.

     M. Douglas Cunningham, M.D. has been employed by Pediatrix since June 1996. Dr. Cunningham served as Chief Medical Officer from June 1996 to June 1997, at which time he was appointed Vice President, Regional Medical Operations. In August 1999, Dr. Cunningham was appointed Vice President, Medical Coding. Dr. Cunningham served as Regional Vice President of Medical Operations in 2001. He currently serves as Vice President, Special Projects. Dr. Cunningham was appointed director of Pediatrix in October 1996. Dr. Cunningham has over 25 years experience as a practicing neonatologist and professor of pediatrics and neonatology. From 1988 until joining Pediatrix, Dr. Cunningham served as the Senior Vice President, Medical Operations with Infant Care Management Services, Inc. Dr. Cunningham has also served as Professor of Pediatrics, University of Kentucky, and as Clinical Professor of Pediatrics at the University of California, Irvine.

     Michael B. Fernandez was appointed as a director in October 1995. Mr. Fernandez has served since 1992 as Chairman of the Board and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida-based health maintenance organization. Prior to that time, Mr. Fernandez served from 1990 to 1992 as Executive Vice President of Product Development and Marketing as well as Chief Executive Officer of certain indemnity subsidiaries of CAC-United Healthcare Plans of Florida, Inc., a publicly-held managed care company.

     Ian M. Ratner, M.D. was appointed by the board of directors as a director in May 2001. He served as Chairman of the Board and Chief Medical Officer of Magella Healthcare Corporation from 1998 through May 2001. From 1996 through 1998 Dr. Ratner served as neonatologist with Newborn and Pediatric Healthcare Associates, P.A., the predecessor to Magella. Dr. Ratner is a neonatologist in the Dallas, Texas area and is past Co-Chairman of the Committee on Practice:
Neonatal-Perinatal Medicine; Section of Perinatal Pediatrics; American Academy of Pediatrics. Dr. Ratner is a graduate from Dartmouth Medical School and completed his residency at the University of Colorado Medical Center. He completed his neonatal fellowship at The Children's Hospital in Denver, Colorado. Dr. Ratner is board certified in pediatrics and neonatal-perinatal medicine and is past President of Newborn and Pediatric Healthcare Associates, P.A.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Pursuant to the Florida Business Corporation Act and Pediatrix's amended and restated bylaws, Pediatrix's business, property and affairs are managed under the direction of the board of directors. Members of the board of directors are kept informed of Pediatrix's business through discussions with Pediatrix's officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

     During 2001, Pediatrix's board of directors held eight meetings and took various actions by unanimous written consent. Pediatrix's board of directors had two ongoing committees during 2001, the audit committee and the compensation committee. The audit committee held two stand-alone meetings and participated in various meetings held by the full board of directors in 2001. Messrs. Fernandez and Alvarez, and Dr. Carlo were members of Pediatrix's audit committee during 2001. Pediatrix's compensation committee held two meetings in 2001. Messrs. Fernandez and Alvarez and Dr. Carlo were also members of Pediatrix's compensation committee during 2001. Mr. Alvarez acted as Chair of both the compensation and audit committees. Each director attended at least 75 percent of the total number of meetings of Pediatrix's board of directors and its committees held during 2001. Pediatrix does not currently have a nominating committee.

FEES PAID TO INDEPENDENT ACCOUNTANTS

     The Securities and Exchange Commission's Final Rule on Auditor Independence requires that Pediatrix make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

  AUDIT FEES

     Aggregate fees billed for PricewaterhouseCoopers LLP's ("PWC") audit of Pediatrix's annual financial statements for the year ended December 31, 2001 and for its reviews of the financial statements included in each of Pediatrix's Forms 10-Q for the year ended December 31, 2001, totaled $203,000. Of this amount, $113,000 had been billed as of December 31, 2001.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for any financial information systems design and implementation services rendered by PWC for the year ended December 31, 2001.

  ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PWC for the year ended December 31, 2001, totaled $121,900.

REPORT OF THE AUDIT COMMITTEE

     Pediatrix's audit committee consists of three independent directors. The audit committee's duties and responsibilities are set forth in a written charter adopted by Pediatrix's board of directors. The audit committee has:

     - Reviewed and discussed with management Pediatrix's audited financial statements as of and for the fiscal year ended December 31, 2001;

     - Discussed with Pediatrix's independent public accountants, PWC, the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Accounting Standards, as amended; and

          - Received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees,as amended, and has discussed with the independent auditors their independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the financial statements referred to above be included in Pediatrix's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     The audit committee has determined that the provision of all non-audit services performed for Pediatrix by PWC is compatible with maintaining that firm's independence.

                                Cesar L. Alvarez
                              Michael B. Fernandez
                              Waldemar Carlo, M.D.

DIRECTOR COMPENSATION

     Pediatrix pays each director who is neither an employee nor associated with one of Pediatrix's principal shareholders (1) an annual director's fee of $20,000, payable quarterly, (2) a $1,250 fee for each meeting of the board of directors attended by such director, (3) an annual retainer of either $2,500 for each committee on which the director serves as a member, or $5,000 for each committee on which the director serves as Chair, (4) a $500 fee for each committee meeting attended that is not held in conjunction with a regular meeting of the board of directors, and (5) 3,000 options granted at each annual shareholders' meeting, at market price and vesting ratably over a three year period. In addition, each such non-employee director receives on such director's initial appointment to the board of directors, options to purchase 5,000 shares of Pediatrix common stock. These options become fully exercisable on the one-year anniversary date of the grant, with the unexercised portion becoming null and void three months after such non-employee director ceases to be a director of Pediatrix for any reason. Pediatrix also reimburses all of its directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

     Dr. Medel also serves as Chief Executive Officer pursuant to an employment agreement with Pediatrix which provides for an annual salary of $600,000. Mr. Bratberg also serves as President pursuant to an employment agreement with Pediatrix which provides for an annual salary of $400,000. Dr. Cunningham also serves as Vice President, Special Projects pursuant to an employment agreement with Pediatrix which provides for an annual salary of $400,000. Dr. Ratner also provides medical services as a neonatologist pursuant to an employment agreement with Magella Medical Associates, P.A., an affiliate of Pediatrix, which provides for an annual salary of $300,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fernandez, a member of Pediatrix's compensation committee, is also a director and chief executive officer of Physicians Healthcare Plans, Inc. Dr. Medel serves on the board of directors of Physicians Healthcare Plans, Inc.

                          SHARE OWNERSHIP OF PEDIATRIX

     The following table sets forth information concerning the beneficial ownership of common stock of Pediatrix as of March 20, 2002 for the following:

     - Each shareholder who is known by Pediatrix to own beneficially more than five percent of the outstanding Pediatrix common stock;

     - Each of Pediatrix's current directors and nominees for director;

     - Pediatrix's chief executive officer and its other four most highly compensated officers during 2001; and

     - All Pediatrix's directors and executive officers as a group.

                                                                  COMMON STOCK
                                                              BENEFICIALLY OWNED(2)
                                                              ---------------------
NAME OF BENEFICIAL OWNER(1)                                     SHARES     PERCENT
---------------------------                                   ----------   --------
Roger J. Medel, M.D.(3).....................................  1,876,875      7.37%
Kristen Bratberg(4).........................................    440,540      1.73%
Joseph M. Calabro(5)........................................    145,311         *
Brian T. Gillon(6)..........................................    121,579         *
Karl B. Wagner(7)...........................................     81,422         *
Cesar L. Alvarez(8).........................................     14,000         *
Waldemar A. Carlo, M.D.(9)..................................      9,000         *
John K. Carlyle(10).........................................     55,000         *
M. Douglas Cunningham, M.D.(11).............................     12,800         *
Michael B. Fernandez(12)....................................     47,731         *
Roger K. Freeman, M.D.(13)..................................        400         *
D. Scott Mackesy(14)........................................      4,119         *
Ian M. Ratner(15)...........................................     59,532         *
Wasatch Advisors, Inc.(16)..................................  3,556,566     13.96%
Welsh, Carson, Anderson & Stowe VII, L.P.(17)...............  2,443,816      9.59%
Putnam Investments, LLC(18).................................  1,859,211      7.30%
All directors and executive officers as a group (12
  persons)(19)..............................................  2,867,909     11.25%

---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pediatrix Medical Group, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of Pediatrix.

 (2) Based on 25,483,095 shares of common stock issued and outstanding as of March 20, 2002. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 20, 2002, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

 (3) Includes (i) 240 shares owned by Dr. Medel's children, as to which Dr. Medel disclaims beneficial ownership, (ii) 771,635 shares held by Medel Family Limited Partnership, L.P., a Delaware limited partnership, (iii) 995,000 shares subject to presently exercisable options, and (iv) 110,000 shares subject to presently exercisable options held by his wife.

 (4) Includes (i) 7,207 shares directly owned, 6,207 of which were acquired through Pediatrix's employee stock purchase plans, and (ii) 433,333 shares subject to presently exercisable options.

 (5) Includes (i) 1,710 shares directly owned, 1,210 of which were acquired through the employee stock purchase plans, (ii) 141,667 shares subject to presently exercisable options, (iii) 1,000 shares owned by his wife, which were acquired through Pediatrix's employee stock purchase plans, and (iv) 934 shares subject to presently exercisable options held by his wife.

 (6) Includes (i) 1,579 shares directly owned which were acquired through Pediatrix's employee stock purchase plans, and (ii) 120,000 shares subject to presently exercisable options.

 (7) Includes (i) 345 shares accumulated through Pediatrix's 401(k) thrift and profit sharing plans, (ii) 1,077 shares directly owned that were acquired through Pediatrix's employee stock purchase plans, and (iii) 80,000 shares subject to presently exercisable options.

 (8) All 14,000 shares are subject to presently exercisable options. The address of Mr. Alvarez is 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131.

 (9) All 9,000 shares are subject to presently exercisable options. The address of Dr. Carlo is 525 New Hillman Building, Birmingham, Alabama 35233.

(10) All 55,000 shares are subject to presently exercisable options. The address of Mr. Carlyle is 6 Cliff Trail, Frisco, Texas 75034.

(11) Includes (i) 300 shares directly owned, and (ii) 12,500 shares subject to presently exercisable options.

(12) Includes (i) 30,731 shares directly owned, and (ii) 17,000 shares which are subject to presently exercisable options. The address of Mr. Fernandez is 55 Alhambra Circle, Coral Gables, Florida 33134.

(13) All 400 shares are directly owned. The address of Dr. Freeman is 5656 Naples Canal, Longbeach, California 90803.

(14) All 4,119 shares are directly owned. The address of Mr. Mackesy is 320 Park Avenue, New York, New York 10022-6815.

(15) Includes (i) 9,147 shares directly owned, and (ii) 50,385 shares which are subject to presently exercisable options. The address of Dr. Ratner is 3001 East President George Bush Turnpike, Richardson, Texas 75082.

(16) Wasatch Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 3,556,566 shares based on the most recent Schedule 13G. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(17) Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership, is deemed to have beneficial ownership of 2,443,816 shares based on the most recent Schedule 13D/A. The address of Welsh, Carson, Anderson & Stowe VII, L.P. is 320 Park Avenue, Suite 2500, New York, New York, 10022.

(18) Putnam Investments, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,859,211 shares based on the most recent
     Schedule 13G. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(19) Includes 2,038,819 shares subject to presently exercisable options.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information for the years ended December 31, 2001, 2000, and 1999, concerning compensation paid or accrued by Pediatrix and its subsidiaries to or on behalf of:

     - Pediatrix's Chief Executive Officer; and

     - the four other most highly compensated executive officers of Pediatrix who were serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus, determined as of the end of the last fiscal year, exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                      ---------------
                                            ANNUAL COMPENSATION         SECURITIES
                                        ---------------------------     UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION AT                         BONUS($)    STOCK OPTIONS    COMPENSATION
          DECEMBER 31, 2001             YEAR   SALARY($)     (1)      (NO. OF SHARES)      ($)(2)
    ------------------------------      ----   ---------   --------   ---------------   ------------
Roger J. Medel, M.D. .................  2001   $600,000    $100,000        25,000          $6,906
  Chairman of the Board and             2000    400,000     100,000             0           4,366
  Chief Executive Officer               1999    400,000     100,000       250,000(3)        4,691
Kristen Bratberg......................  2001   $400,000    $200,000       150,000          $5,469
  President                             2000    300,000     200,000        50,000           3,778
                                        1999    300,000     655,283       200,000           3,620
Joseph M. Calabro.....................  2001   $250,000    $150,000        85,000          $5,316
  Chief Operating Officer               2000    193,333     100,000        25,000           3,545
                                        1999    160,000      80,000        80,000           3,354
Brian T. Gillon.......................  2001   $250,000    $150,000        85,000          $5,289
  Executive Vice President --           2000    200,000     125,000             0           3,539
  Corporate Development, General        1999    200,000     100,000        70,000           3,294
  Counsel and Secretary
Karl B. Wagner........................  2001   $225,000    $125,000        85,000          $5,340
  Chief Financial Officer and           2000    179,167      75,000             0           3,572
  Treasurer                             1999    150,000      50,000        80,000(4)        3,328

---------------

(1) Includes bonuses paid in a subsequent year for services performed in the year reported.

(2) Reflects matching contributions to Pediatrix's 401(k) thrift and profit sharing plans and the amounts paid by Pediatrix for term life insurance coverage.

(3) 250,000 options granted on January 27, 1999, were subsequently cancelled on July 7, 1999.

(4) 25,000 options granted on January 27, 1999, and 5,000 options granted on March 2, 1999, were subsequently cancelled on May 10, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options made during fiscal 2001 to Pediatrix's executive officers.

                                   INDIVIDUAL OPTION GRANTS IN 2001               POTENTIAL REALIZABLE VALUE AT
                       --------------------------------------------------------      ASSUMED ANNUAL RATES OF
                                    % OF TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                         NUMBER         GRANTED TO       EXERCISE                        OPTION TERM(1)
                       OF OPTIONS      EMPLOYEES IN      PRICE PER   EXPIRATION   -----------------------------
NAME                    GRANTED        FISCAL 2001       SHARE(2)       DATE           5%              10%
----                   ----------   ------------------   ---------   ----------   -------------   -------------
Roger J. Medel,
  M.D................    25,000            1.80%          $36.30     12/17/2011    $  570,722      $1,446,321

Kristen Bratberg.....    50,000            3.61%           21.38       1/5/2011       672,131       1,703,312
                        100,000            7.21%           34.79       8/6/2011     2,187,924       5,544,630

Joseph M. Calabro....    35,000            2.52%           21.38       1/5/2011       470,492       1,192,319
                         50,000            3.61%           34.79       8/6/2011     1,093,962       2,772,315

Brian T. Gillon......    35,000            2.52%           21.38       1/5/2011       470,492       1,192,319
                         50,000            3.61%           34.79       8/6/2011     1,093,962       2,772,315

Karl B. Wagner.......    35,000            2.52%           21.38       1/5/2011       470,492       1,192,319
                         50,000            3.61%           34.79       8/6/2011     1,093,962       2,772,315

---------------

(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

(2) All options were granted at exercise prices equal to the fair market value of our common stock on the date of grant.

STOCK OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning option exercises in fiscal 2001, the number of stock options held by Pediatrix's executive officers as of December 31, 2001 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                                                     NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                             NUMBER OF SHARES             OPTIONS AT            MONEY OPTIONS AT DECEMBER 31,
                             ACQUIRED ON VALUE         DECEMBER 31, 2001                   2001(1)
                            -------------------   ---------------------------   -----------------------------
NAME                        EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                        --------   --------   -----------   -------------   ------------   --------------
Roger J. Medel, M.D.......    --         --         995,000              0      $11,688,400      $        0

Kristen Bratberg..........    --         --         383,333        216,667        4,205,167       1,937,833

Joseph M. Calabro.........    --         --         111,667        128,333        1,339,631       1,326,269

Brian T. Gillon...........    --         --         108,333         91,667          961,033         612,717

Karl B. Wagner............    --         --          68,333        101,667          931,558         873,167

---------------

(1) The closing sale price for Pediatrix's common stock as reported on the New York Stock Exchange on December 31, 2001 was $33.92. Value is calculated by multiplying (i) the difference between $33.92 and the option exercise price by (ii) the number of shares of common stock underlying the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     Pediatrix has entered into employment agreements with a number of the executive officers (collectively the "Employment Agreements"). Pursuant to the Employment Agreements, Dr. Medel and Messrs. Bratberg, Wagner and Gillon will receive base salaries of $600,000, $400,000, $275,000 and $300,000, respectively, in 2002. The Employment Agreements provide that such executives are eligible to receive performance bonuses. The Employment Agreements also provide for payments if the executive is terminated after a "change in control" as defined in their respective employment agreement in an amount equal to 200% of average annual compensation for Dr. Medel, and 100% of the average annual compensation for each of Messrs. Bratberg, Wagner and Gillon for the five taxable years prior to such termination. The executive officers each hold options to purchase Pediatrix common stock granted under Pediatrix's Amended and Restated Stock Option Plan. Pursuant to Pediatrix's Amended and Restated Stock Option Plan, such options will become immediately fully exercisable in the event of a "change in control" as defined in such plan. The Employment Agreements provide that each executive shall not compete with Pediatrix during the employment term and for a period of one year thereafter following the termination of the agreement for any reason.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission, Pediatrix's compensation committee is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Pediatrix's executive officers, including Pediatrix's Chief Executive Officer during the past fiscal year.

     General. Pediatrix's compensation committee is comprised of independent directors and is responsible for setting and administering policies that govern the annual compensation of Pediatrix's executive officers, as well as Pediatrix's stock option, employee stock purchase and incentive compensation plans. The compensation committee's general philosophy with respect to the compensation of Pediatrix's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of Pediatrix and to recognize an individual's contribution and personal performance. Accordingly, Pediatrix's compensation programs include a base salary and an annual performance-based bonus as well as stock option plans and incentive plans designed to provide long-term incentives. In addition, the compensation committee may recommend the grant of discretionary bonuses to executive officers.

     In establishing the executive compensation program, the compensation committee takes into account the financial performance of the Company and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. The base salaries of Pediatrix's executive officers have been fixed at levels which the compensation committee believes are competitive to retain and motivate key executives. Performance bonuses have been structured to reinforce the achievement of both short and long-term corporate objectives. Pediatrix uses stock options to foster a long-term perspective aligned with that of its shareholders. The salaries for each of Pediatrix's executive officers is set forth in such executive's employment agreement.

     2001 Compensation for the Chief Executive Officer. Dr. Medel's employment agreement with Pediatrix expires in 2006, and provides for a base salary of $600,000 per year and a performance bonus of up to $200,000 each year if Pediatrix meets or exceeds specific performance objectives set forth in his employment agreement. In 2001, in addition to his base salary, Dr. Medel received a performance bonus of $100,000 based upon such objectives. In determining Dr. Medel's overall compensation for 2001, the compensation committee evaluated Pediatrix's performance during 2001, focusing on the following areas: (i) the number of neonatal intensive care unit ("NICU") patient days; and (ii) NICU same unit growth. The compensation committee believes that these achievements reflect the chief executive officer's strategic leadership for Pediatrix and, as a result, awarded the chief executive officer the bonus and stock options set forth in the Summary Compensation Table.

     Policy on Deductibility of Incentive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to Pediatrix's five most highly compensated executive officers, unless certain requirements are met. In order to comply with
Section 162(m), the stock option plan limits the number of shares underlying options awardable during the 10-year term of the stock option plan to any plan participant and is administered by a committee consisting only of "outside directors" (as defined in Section 162(m)). While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the compensation committee's overall compensation philosophy. The compensation committee intends to establish executive officer compensation programs which maximize Pediatrix's deduction if the compensation committee determines that such actions are consistent with its philosophy and in the best interests of Pediatrix and its shareholders.

                                Cesar L. Alvarez
                              Michael B. Fernandez
                              Waldemar Carlo, M.D.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on $100 invested on December 31, 1996 in Pediatrix's common stock against the cumulative total return of the NYSE Composite Index, NASDAQ Composite Index and the NASDAQ Health Index. The returns are calculated assuming reinvestment of dividends. The graph covers the period from December 31, 1996 through December 31, 2001. Pediatrix's common stock is listed on the New York Stock Exchange under the trading symbol "PDX".

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------
                            12/31/96   12/31/97   12/31/98   12/31/99   12/29/00   12/31/01
-------------------------------------------------------------------------------------------
 Pediatrix Medical Group,
  Inc.                      100.00     115.54     161.99      18.92      65.03      91.68
 NYSE Composite Index       100.00     130.31     151.88     165.77     167.44     150.34
 NASDAQ Index               100.00     122.48     172.70     320.87     193.00     153.15
 NASDAQ Health Index        100.00     102.60      86.98      69.96      96.04     103.83

CERTAIN BUSINESS RELATIONSHIPS

     In March 1997, Mr. Alvarez was appointed to Pediatrix's board of directors. Mr. Alvarez is the President and Chief Executive Officer of Greenberg Traurig, P.A., which serves as one of Pediatrix's principal outside counsel and receives customary fees for legal services. Pediatrix currently anticipates that such arrangement will continue.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Pediatrix's officers and directors, and persons who own more than ten percent of Pediatrix's common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Pediatrix common stock. Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the Securities and Exchange Commission to furnish Pediatrix with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to Pediatrix, the absence of a Form 3, 4 or 5, or representations from certain reporting persons that no Forms 5 were required, Pediatrix believes that all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2001, except that Mr. Gillon filed his Form 3 upon becoming an executive officer one business day after the prescribed filing deadline.

                         PROPOSAL TO APPROVE AMENDMENTS
                  TO PEDIATRIX'S EMPLOYEE STOCK PURCHASE PLANS

     Shareholders are being asked to approve amendments to Pediatrix's Qualified Employee Stock Purchase Plan and Non-Qualified Employee Stock Purchase Plan:

     - to reduce the maximum number of shares issuable under the Qualified Employee Stock Purchase Plan from 500,000 to 250,000 shares; and

     - to increase the maximum number of shares issuable under the Non-Qualified Employee Stock Purchase Plan from 500,000 to 750,000 shares.

     In 1996, the Company adopted two stock purchase plans. The Qualified Plan covers all of the full-time employees of Pediatrix and its subsidiaries. The Non-Qualified Plan covers all of the full-time employees of Pediatrix's affiliated professional associations, corporations and partnerships (the "PA Contractors"). These plans are an important part of Pediatrix's compensation program.

     The proposed amendments will better enable Pediatrix to attract and retain officers and employees, without changing the aggregate number of shares available under both plans, by making available additional shares under the Non-Qualified Plan which covers more employees than the Qualified Plan. On March 31, 2002, approximately 420 persons were eligible to participate in the Qualified Plan and approximately 1,453 persons were eligible to participate in the Non-Qualified Plan. The proposed amendments will not change the aggregate number of shares issuable under both plans.

     As of December 31, 2001, an aggregate of 562,434 shares have been issued under the plans to approximately 780 persons, of which 142,076 shares had been issued under the Qualified Plan and 420,358 shares had been issued under the Non-Qualified Plan.

DESCRIPTION OF PEDIATRIX'S EMPLOYEE STOCK PURCHASE PLANS

     Purpose: The purpose of each of Pediatrix's stock purchase plans is to encourage stock ownership in Pediatrix by employees of Pediatrix, its subsidiaries and the PA Contractors, thereby enhancing interest in the continued success and progress of Pediatrix. The plans permit eligible participants to purchase Pediatrix common stock at a favorable price through payroll reductions of the participants.

     Administration: The plans are administered by Pediatrix's compensation committee.

     Maximum Number of Shares Issuable: A maximum of 500,000 shares are issuable under each of the plans. Upon approval of the proposed amendments by shareholders, a maximum of 250,000 shares will be issuable under the Qualified Plan and a maximum of 750,000 shares will be issuable under the Non-Qualified Plan.

     Purchase Periods: Purchase periods for each plan are the six-month periods ending on the last day of March and September. Before the commencement date of each purchase period, each eligible participant must elect to have compensation withheld during the purchase period of either a percentage of his or her compensation (not less than 1%) or a specific dollar amount (not less than $25). The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue payroll deductions for the remainder of a purchase period and withdraw his or her funds entirely. No participant may receive an option under any plan for shares which have a fair market value in excess of $25,000, less the 15% discount, or $21,250, in any one calendar year.

     Investing in the Plans: As of the first day of the purchase period, a participant is granted an option to purchase that number of shares determined by dividing the total amount to be withheld by the purchase price described below. Based on the amount of salary withheld at the end of the purchase period, shares will be purchased for the account of each participant within five business days of the termination date of such purchase period. In no event, however, may a participant receive an option for shares which would cause the participant to own 5% or more of common stock of Pediatrix.

     Purchase Prices: The purchase price to be paid by the participants will be the lower of (i) 85% of the average of the high and low sales price of Pediatrix's common stock as reported on the New York Stock Exchange as of the commencement date of the purchase period and (ii) 85% of the average of the high and low sales price of Pediatrix's common stock as reported on the New York Stock Exchange as of the purchase date.

     Eligible Participants: The Qualified Plan is available to employees of Pediatrix and its subsidiaries who are regularly scheduled to work at least 20 hours per week and more than five months per calendar year. The Non-Qualified Plan is available to employees of the PA Contractors who are regularly scheduled to work at least 20 hours per week and more than five months per calendar year. Any employee eligible to participate in the Qualified Plan is not eligible to participate in the Non-Qualified Plan.

     Qualified Plan: The provisions of the Qualified Plan are similar to the Non-Qualified Plan in all material respects, except that:

     - the eligible participants of the two plans are different, as described above;

     - each participant in the Qualified Plan agrees to promptly notify Pediatrix in writing of any disposition of any common stock purchased under the plan occurring within the two years after the date of the purchase; and

     - the Qualified Plan is intended to comply with Section 423 of the Code.

     Other Information: The specific future benefits or amounts to be received by executive officers and employees under the stock purchase plans as proposed to be amended in the manner described above is not determinable. For information on the common shares acquired through the foregoing plans by the named executive officers and directors, see "Share Ownership of Pediatrix" above.

     Copies of the Plans: The complete text of each of the foregoing plans, as proposed to be amended in the manner described in this proxy statement, will be furnished, upon request, without charge to each person whose proxy is being solicited. The foregoing description of the plans is qualified in its entirety by reference to the complete text of such plans.

VOTE REQUIRED AND RECOMMENDATION

     Pediatrix's compensation committee has approved the proposed amendments to Pediatrix's employee stock purchase plans and is recommending approval by Pediatrix's shareholders because it believes that the proposed amendments are in the best interests of Pediatrix. The proposed amendments will better enable Pediatrix to attract and retain key officers and employees. The proposed amendments will not change the aggregate number of shares issuable under both plans.

     Approval of the proposed amendments to Pediatrix's employee stock purchase plans requires the affirmative vote of a majority of the votes of Pediatrix common stock present in person or by proxy at the annual meeting, provided that the total number of votes cast in such proposal represents a majority of the issued and outstanding shares of Pediatrix common stock entitled to vote thereon at the annual meeting.

     PEDIATRIX'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENTS TO PEDIATRIX'S EMPLOYEE STOCK PURCHASE PLANS AS DESCRIBED IN THIS PROXY STATEMENT.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Pediatrix's independent public accountants for the year ended December 31, 2001, was and for 2002 will be the firm of PricewaterhouseCoopers LLP. It is expected that representatives of such firm will (i) attend the annual meeting,
(ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of Pediatrix's board of directors.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission and Pediatrix's amended and restated articles of incorporation, a shareholder intending to present a proposal to be presented at Pediatrix's 2003 annual shareholders' meeting must deliver a proposal in writing to Pediatrix's principal executive offices to be received on or before December 17, 2002, but not earlier than October 18, 2002, or such proposal will be considered untimely.

                                          By Order Of The Board of Directors

                                          /s/ Roger J. Medel
                                          Roger J. Medel, M.D.
                                          Chairman of the Board and
                                          Chief Executive Officer

Sunrise, Florida
April 15, 2002

                                (PEDIATRIX LOGO)
                              MEDICAL GROUP, INC.

                                                                      1424-PS-02

                                                                      1424-PS-02

                                  FORM OF PROXY

                          PEDIATRIX MEDICAL GROUP, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company"), hereby appoints Roger J. Medel, M.D., Karl
B. Wagner and Brian T. Gillon, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company held of record by the undersigned at the close of business on April 2, 2002, at the Company's 2002 Annual Meeting of Shareholders to be held at the Crowne Plaza Hotel, 13400 West Sunrise Boulevard, Sunrise, Florida 33323, on May 14, 2002 at 1:00 p.m., local time, and at any adjournments thereof.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                               (See reverse side)

                           (Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

         The board of directors unanimously recommends a vote FOR each of the following Directors' proposals.

[X]      Please mark vote as in example.

         1.       ELECTION OF               Roger J. Medel, M.D.
                  DIRECTORS                 M. Douglas Cunningham, M.D.
                                            Kristen Bratberg
                                            Cesar L. Alvarez
                                            Michael B. Fernandez
                                            Waldemar A. Carlo, M.D.
                                            John K. Carlyle
                                            Ian M. Ratner
                                            Roger K. Freeman, M.D.

                  [ ]  1  VOTE FOR all nominees listed above, except authority to vote withheld from the following nominees
                          (if any):__________________________________________

                          Instruction: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

                  [ ]  2  AUTHORITY TO VOTE WITHHELD from all nominees.

         2. To approve the proposed amendments to the Company's employee stock purchase plans to reduce the maximum number of shares issuable under the Qualified Plan by 250,000 shares and to increase the maximum number of shares issuable under the Non-Qualified Plan by an equal amount; and

                          [ ] 1          [ ] 2           [ ] 3
                          FOR            AGAINST         ABSTAIN

         3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 2002 Annual Meeting, (2) the Proxy Statement, and (3) the Company's 2002 Annual Report to Shareholders.

Dated: _________________, 2002


__________________________________
(Signature)


__________________________________
(Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even if you plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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